UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported)	August 1, 2016

AmTrust Financial Services, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33143	04-3106389
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

59 Maiden Lane, 43rd Floor, New York, New York	10038
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(212) 220-7120

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.133-4 (c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 1, 2016, Jay Miller, 83, after discussions with senior management of the Company, notified AmTrust Financial Services, Inc. (the “Company”) of his decision to retire from the Company’s Board of Directors, effective immediately. On August 2, 2016, at its regularly scheduled board meeting, the Company’s Board of Directors elected Raul Rivera as an independent director to fill the vacancy left by Mr. Miller’s retirement. Mr. Rivera has not yet been named to any Board committees.

Mr. Rivera, age 73, is the Chairman, President and Chief Executive Officer of National Benefit Life Insurance Company, a position he has held since 2001. Mr. Rivera is also currently a board member of Life Insurance Council of New York, Inc., Insurance Federation of New York, Inc., Life Insurance Company Guaranty Corporation of New York and one of AmTrust’s subsidiaries. In addition, Mr. Rivera is a member of the National Association of Insurance and Financial Advisors and a trustee of the College of Mount Saint Vincent in Riverdale, New York.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AmTrust Financial Services, Inc.
(Registrant)

Date	August 4, 2016

/s/ Stephen Ungar
Stephen Ungar
Senior Vice President, General Counsel and Secretary